Exhibit 99.1

From:    Brendan Conway (news media)
414-221-4444
brendan.conway@wecenergygroup.com

    Beth Straka (investment community)
414-221-4639
beth.straka@wecenergygroup.com

    May 2, 2022

WEC Energy Group reports first-quarter results

MILWAUKEE – WEC Energy Group (NYSE: WEC) today reported net income of $565.9 million, or $1.79 per share, for the first quarter of 2022 – up from $510.1 million, or $1.61 per share, for last year's first quarter.

Consolidated revenues totaled $2.9 billion, up $216.7 million from the first quarter a year ago.

"A colder than normal winter, a strong economy and the performance of our infrastructure segment were the major factors driving our first-quarter results," said Gale Klappa, executive chairman. "The year is off to a solid start as we continue to focus on the fundamentals of our business."

For the quarter, natural gas deliveries in Wisconsin – excluding natural gas used for power generation – rose by 9.3 percent compared to the first quarter of 2021. On a weather-normal basis, natural gas deliveries were 3.6 percent higher.

Retail deliveries of electricity – excluding the iron ore mine in Michigan’s Upper Peninsula – increased by 2.2 percent in the first quarter of 2022 compared to the first quarter last year.

Residential electricity use rose by 1.3 percent.

Electricity consumption by small commercial and industrial customers was 3.8 percent higher. Electricity use by large commercial and industrial customers – excluding the iron ore mine – rose by 1.4 percent.

On a weather-normal basis, retail deliveries of electricity – excluding the iron ore mine – grew by 0.7 percent.

Exhibit 99.1
In light of its strong performance, the company is raising its earnings guidance for 2022, to a range of $4.34 to $4.38 per share, with an expectation of reaching the top end of the new range. This assumes normal weather for the remainder of the year. The company had previously announced earnings guidance for 2022 in a range of $4.29 to $4.33 per share.

Earnings per share listed in this news release are on a fully diluted basis.

Conference call

A conference call is scheduled for 1 p.m. Central time, Monday, May 2. The call will review 2022 first-quarter earnings and the company’s outlook for the future.

All interested parties, including stockholders, news media and the general public, are invited to listen. Access the call at 833-968-2232 up to 15 minutes before it begins. The number for international callers is 825-312-2063. The conference ID is 9378353.

Conference call access also is available at wecenergygroup.com. Under 'Webcasts,' select 'Q1 Earnings.' In conjunction with this earnings announcement, WEC Energy Group will post on its website a package of detailed financial information on its first-quarter performance. The materials will be available at 6:30 a.m. Central time, Monday, May 2.

Replay

A replay will be available on the website and by phone. Access to the webcast replay will be available on the website about two hours after the call. Access to a phone replay also will be available approximately two hours after the call and remain accessible through May 16, 2022. Domestic callers should dial 800-585-8367. International callers should dial 416-621-4642. The replay conference ID is 9378353.

WEC Energy Group (NYSE: WEC), based in Milwaukee, is one of the nation’s premier energy companies, serving 4.6 million customers in Wisconsin, Illinois, Michigan and Minnesota.

The company’s principal utilities are We Energies, Wisconsin Public Service, Peoples Gas, North Shore Gas, Michigan Gas Utilities, Minnesota Energy Resources and Upper Michigan Energy Resources. Another major subsidiary, We Power, designs, builds and owns electric generating plants. In addition, WEC Infrastructure LLC owns a growing fleet of renewable generation facilities in the Midwest.

WEC Energy Group (wecenergygroup.com) is a Fortune 500 company and a component of the S&P 500. The company has 38,000 stockholders of record, 7,000 employees and $39 billion of assets.

Forward-looking statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based upon management’s current expectations and are subject to risks and uncertainties that could cause our actual results to differ materially from those contemplated in the statements. Readers are cautioned not to place undue reliance on these statements. Forward-looking statements include, among other things, statements concerning management’s expectations and projections regarding earnings and future

Exhibit 99.1
results. In some cases, forward-looking statements may be identified by reference to a future period or periods or by the use of forward-looking terminology such as “anticipates,” “believes,” “estimates,” “expects,” “forecasts,” “guidance,” “intends,” “may,” “objectives,” “plans,” “possible,” “potential,” “projects,” “should,” “targets,” “will” or similar terms or variations of these terms.

Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements include, but are not limited to: general economic conditions, including business and competitive conditions in the company’s service territories; the extent, duration and impact of the COVID-19 pandemic or any future health pandemics; timing, resolution and impact of rate cases and other regulatory decisions; the company’s ability to continue to successfully integrate the operations of its subsidiaries; availability of the company’s generating facilities and/or distribution systems; unanticipated changes in fuel and purchased power costs; key personnel changes; varying weather conditions; continued industry restructuring and consolidation; continued advances in, and adoption of, new technologies that produce power or reduce power consumption; energy and environmental conservation efforts; the company’s ability to successfully acquire and/or dispose of assets and projects and to execute on its capital plan; cyber-security threats and data security breaches; construction risks; equity and bond market fluctuations; changes in the company’s and its subsidiaries’ ability to access the capital markets; changes in tax legislation or our ability to use certain tax benefits and carryforwards; federal and state legislative and regulatory changes, including changes to environmental standards, the enforcement of these laws and regulations and changes in the interpretation of regulations by regulatory agencies; supply chain disruptions; inflation; political developments; current and future litigation and regulatory investigations, proceedings or inquiries; changes in accounting standards; the financial performance of American Transmission Company as well as projects in which the company’s energy infrastructure business invests; the ability of the company to obtain additional generating capacity at competitive prices; goodwill and its possible impairment; and other factors described under the heading “Factors Affecting Results, Liquidity and Capital Resources” in Management’s Discussion and Analysis of Financial Condition and Results of Operations and under the headings “Cautionary Statement Regarding Forward-Looking Information” and “Risk Factors” contained in the company’s Form 10-K for the year ended December 31, 2021, and in subsequent reports filed with the Securities and Exchange Commission. Except as may be required by law, the company expressly disclaims any obligation to publicly update or revise any forward-looking information.

Tables follow

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED INCOME STATEMENTS (Unaudited)	Three Months Ended
	March 31
(in millions, except per share amounts)	2022	2021
Operating revenues	$2,908.1	$2,691.4

Operating expenses
Cost of sales	1,383.4	1,265.6
Other operation and maintenance	454.4	479.9
Depreciation and amortization	278.1	261.4
Property and revenue taxes	60.8	55.2
Total operating expenses	2,176.7	2,062.1

Operating income	731.4	629.3

Equity in earnings of transmission affiliates	41.7	42.6
Other income, net	39.6	32.8
Interest expense	117.6	119.5
Other expense	(36.3)	(44.1)

Income before income taxes	695.1	585.2
Income tax expense	127.1	74.9
Net income	568.0	510.3

Preferred stock dividends of subsidiary	0.3	0.3
Net (income) loss attributed to noncontrolling interests	(1.8)	0.1
Net income attributed to common shareholders	$565.9	$510.1

Earnings per share
Basic	$1.79	$1.62
Diluted	$1.79	$1.61

Weighted average common shares outstanding
Basic	315.4	315.4
Diluted	316.2	316.2

Dividends per share of common stock	$0.7275	$0.6775

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited) (in millions, except share and per share amounts)	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$33.8	$16.3
Accounts receivable and unbilled revenues, net of reserves of $200.6 and $198.3, respectively	1,635.7	1,505.7
Materials, supplies, and inventories	368.8	635.8
Prepayments	172.9	245.5
Derivative assets	204.3	107.0
Other	147.1	146.4
Current assets	2,562.6	2,656.7

Long-term assets
Property, plant, and equipment, net of accumulated depreciation and amortization of $10,041.4 and $9,889.3, respectively	27,110.2	26,982.4
Regulatory assets (March 31, 2022 and December 31, 2021 include $98.2 and $100.7, respectively, related to WEPCo Environmental Trust Finance I, LLC)	3,163.6	3,264.8
Equity investment in transmission affiliates	1,818.2	1,789.4
Goodwill	3,052.8	3,052.8
Pension and OPEB assets	910.2	881.3
Other	356.9	361.1
Long-term assets	36,411.9	36,331.8
Total assets	$38,974.5	$38,988.5

Liabilities and Equity

Current liabilities
Short-term debt	$1,450.0	$1,897.0
Current portion of long-term debt (March 31, 2022 and December 31, 2021 include $8.8, related to WEPCo Environmental Trust Finance I, LLC)	163.4	169.4
Accounts payable	693.7	1,005.7
Other	957.3	680.9
Current liabilities	3,264.4	3,753.0

Long-term liabilities
Long-term debt (March 31, 2022 and December 31, 2021 include $102.8 and $102.7, respectively, related to WEPCo Environmental Trust Finance I, LLC)	13,514.3	13,523.7
Deferred income taxes	4,426.2	4,308.5
Deferred revenue, net	383.8	389.2
Regulatory liabilities	4,032.6	3,946.0
Environmental remediation liabilities	517.2	532.6
Pension and OPEB obligations	218.5	219.0
Other	1,173.0	1,203.2
Long-term liabilities	24,265.6	24,122.2

Commitments and contingencies

Common shareholders' equity
Common stock – $0.01 par value; 325,000,000 shares authorized; 315,434,531 shares outstanding	3.2	3.2
Additional paid in capital	4,131.8	4,138.1
Retained earnings	7,111.4	6,775.1
Accumulated other comprehensive loss	(3.2)	(3.2)
Common shareholders' equity	11,243.2	10,913.2

Preferred stock of subsidiary	30.4	30.4
Noncontrolling interests	170.9	169.7
Total liabilities and equity	$38,974.5	$38,988.5

Exhibit 99.1
WEC ENERGY GROUP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)	Three Months Ended
	March 31
(in millions)	2022	2021
Operating activities
Net income	$568.0	$510.3
Reconciliation to cash provided by operating activities
Depreciation and amortization	278.1	261.4
Deferred income taxes and ITCs, net	103.8	129.6
Contributions and payments related to pension and OPEB plans	(3.6)	(4.1)
Equity income in transmission affiliates, net of distributions	(7.7)	(9.2)
Change in –
Accounts receivable and unbilled revenues, net	(174.3)	(150.4)
Materials, supplies, and inventories	267.0	175.1
Prepayments	72.6	4.6
Amounts recoverable from customers	10.3	(286.7)
Other current assets	1.1	15.6
Accounts payable	(293.8)	(181.5)
Other current liabilities	289.5	(2.3)
Other, net	(34.2)	(67.2)
Net cash provided by operating activities	1,076.8	395.2

Investing activities
Capital expenditures	(383.5)	(470.6)
Acquisition of Jayhawk Wind, LLC	—	(119.4)
Capital contributions to transmission affiliates	(21.1)	—
Proceeds from the sale of assets	9.7	11.3
Proceeds from the sale of investments held in rabbi trust	15.4	12.7
Insurance proceeds received for property damage	41.0	—
Other, net	0.3	24.7
Net cash used in investing activities	(338.2)	(541.3)

Financing activities
Exercise of stock options	11.8	1.2
Purchase of common stock	(23.4)	(6.6)
Dividends paid on common stock	(229.6)	(213.7)
Issuance of long-term debt	—	600.0
Retirement of long-term debt	(15.4)	(14.7)
Issuance of short-term loan	0.9	—
Repayment of short-term loan	—	(340.0)
Change in other short-term debt	(447.9)	143.5
Other, net	(2.9)	(6.6)
Net cash provided by (used in) financing activities	(706.5)	163.1

Net change in cash, cash equivalents, and restricted cash	32.1	17.0
Cash, cash equivalents, and restricted cash at beginning of period	87.5	72.6
Cash, cash equivalents, and restricted cash at end of period	$119.6	$89.6